Exhibit 10.1

AMENDMENT NUMBER 2 TO THE CONSULTING AGREEMENT BY AND BETWEEN COMMUNITY BANK OF THE CHESAPEAKE AND JAMES F. DI MISA

This amendment to the Consulting Agreement by and between Community Bank of the Chesapeake (the “Bank”) and James F. Di Misa (the “Consultant”) is entered into on December 23, 2020 (the “Amendment Number 2”).

WHEREAS, the Bank entered into a nine-month Consulting Agreement with the Consultant dated April 1, 2019 and subsequently extended the Consulting Agreement through December 31, 2020 (the “Agreement”); and

WHEREAS, Section 1(a) of the Agreement provides the Bank may extend the term of the Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Bank reviewed the Agreement and the need for the Consultant’s services in connection with the opening of a new branch location and elected to extend the Agreement through June 30, 2021; and

WHEREAS, in connection with the extension through June 30, 2021 and the scope of the consulting services, the Consulting Fee (as such term is defined in Section 2(a) of the Agreement) will be $35,000 effective January 1, 2021.

NOW, THEREFORE:

1.	Effective January 1, 2021, Section 2(a) of the Agreement is hereby amended to replace the reference to $70,000 with $35,000 and to add the following new sentence to the end thereto:

“If this Agreement is extended beyond June 30, 2021, the Consultant will be compensated on an hourly basis for actual hours worked and billed to the Bank. The Consultant’s hourly fee will be $150 per hour. Consultant will be paid within 30 days of the Bank’s receipt and approval of an invoice for hours billed.”

2.	Effective January 1, 2021, Section 1(a) shall be deleted in its entirety and replaced with the following new Section 1(a):

“The Consultant shall provide consulting services through June 30, 2021, unless sooner terminated by the Parties or extended by the Bank. Any extension will be the “Consulting Period” for purposes of Section 3 of this Agreement.”

3.	All other provisions of the Agreement will remain in full force and effect
4.	The term of the Agreement is extended through June 30, 2021, unless otherwise terminated sooner or extended.

IN WITNESS WHEREOF, the Bank has caused this Amendment Number 2 to be executed by its duly authorized representative and Consultant has signed this Amendment Number 2 effective as of the date first above written.

COMMUNITY BANK OF THE CHESAPEAKE
By: /s/ William J. Pasenelli
CONSULTANT
By: /s/ James F. Di Misa James F. Di Misa